Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the below listed Registration Statements of V. F. Corporation of our report dated May 24, 2019 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

(1)
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-32789), which constitutes Post-Effective Amendment No. 9 to Registration Statement on Form S-8 (No. 2-85579), Post-Effective Amendment No. 5 to Registration Statement on Form S-8 (No. 33-26566), Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 33-55014) and Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 33-60569);

(2)	Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 033-41241);
(3)	Registration Statement on Form S-8 (No. 333-72267);
(4)	Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-84193);
(5)	Registration Statement on Form S-8 (No. 333-94205);
(6)	Registration Statement on Form S-8 (No. 333-67502);
(7)	Registration Statement on Form S-8 (No. 333-118547);
(8)	Registration Statement on Form S-8 (No. 333-143077);
(9)	Registration Statement on Form S-8 (No. 333-166570);
(10)
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-188437), which constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-59727), Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-138458), Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-33621), Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-49023), and Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 2-99945);

(11)	Registration Statement on Form S-8 (No. 333-188438);
(12)	Registration Statement on Form S-8 (No. 333-204098);
(13)	Registration Statement on Form S-3ASR (No. 333-223299).

/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
May 24, 2019